UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(855) 377-0510

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

(b) Effective November 23, 2015, Mr. Jack Potts resigned as Executive Vice President – Chief Financial Officer and Treasurer and principal financial officer of InvenTrust Properties Corp. (the “Company” or “InvenTrust”) and from all other officer, director or other positions he holds with any subsidiary, division or affiliate of the Company. Mr. Potts’ resignation is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

In connection with Mr. Potts’ resignation, the Company and Mr. Potts entered into a Severance Agreement and General Release, dated as of November 23, 2015 (the “Severance Agreement”). Under the Severance Agreement, Mr. Potts will be entitled to the following compensation and benefits: (i) $1,376,550 payable over a period of 12 months following the effective date of Mr. Potts’ resignation (the “separation date”); (ii) $380,500 payable in a lump-sum within 60 days following the separation date; (iii) continued health insurance coverage at the Company’s expense for up to eighteen months following the separation date; and (iv) accelerated vesting, effective as of the separation date, of 50,000 restricted stock units previously granted to Mr. Potts which were otherwise scheduled to vest on December 31, 2015.

All such compensation and benefits are conditioned upon Mr. Potts executing and not revoking the general release of claims set forth in the Severance Agreement. The Severance Agreement further provides that the noncompete covenant under Mr. Potts’ employment agreement with the Company will continue to apply for six months (rather than twelve months) following the separation date. The foregoing description of the Severance Agreement is qualified in its entirety by reference to the terms of the Severance Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Appointment of Officer

(c) Immediately after the effectiveness of the resignation of Jack Potts, on November 23, 2015, the Board of Directors of the Company appointed current Executive Vice President, Chief Investment Officer, Michael E. Podboy, as Executive Vice President – Chief Financial Officer, Chief Investment Officer and Treasurer and principal financial officer of the Company.

Mr. Podboy, 38, has served as the Company’s Executive Vice President - Chief Investment Officer since November 2014 and served as the Company’s Executive Vice President - Investments from the time the Company initiated its self-management transactions on March 12, 2014 through November 2014. Since 2007, Mr. Podboy has taken a leading role in over $10 billion of transactions at InvenTrust, which include platform transactions, property level acquisitions and dispositions, and alternative investments. Mr. Podboy also served as the senior vice president of non-strategic asset management of the Company’s former business manager, Inland American Business Manager & Advisor, Inc. (the “Business Manger”) from January 2012 through March 2014 and vice president asset management of the Business Manager from May 2007 through December 2011. Mr. Podboy previously worked in the field of public accounting and was a senior manager in the real estate division for KPMG LLP, where he served as a certified public accountant. He received a B.A. with a focus on accounting and computer science from the University of Saint Thomas in Saint Paul, Minnesota. Mr. Podboy also served as a Trust Manager for Cobalt Industrial REIT II, a REIT which focused on light industrial properties, and currently serves as an Executive Committee member of our retail joint venture entity, IAGM Retail Fund I, LLC.

On November 23, 2015, the Company issued a press release announcing the resignation of Mr. Potts and the appointment of Mr. Podboy as Executive Vice President – Chief Financial Officer, Chief Investment Officer and Treasurer. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Severance Agreement and General Release, dated as of November 23, 2015, by and between Jack Potts and InvenTrust Properties Corp.

99.1	Press Release of InvenTrust Properties Corp., dated November 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: November 23, 2015	By:	/s/ Scott W. Wilton
	Name:	Scott W. Wilton
	Title	Executive Vice President – General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement and General Release, dated as of November 23, 2015, by and between Jack Potts and InvenTrust Properties Corp.

99.1	Press Release of InvenTrust Properties Corp., dated November 23, 2015.